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THE WALL STREET GROUP, INC.         Company Contact: Alan Gaines
32 E. 57th Street                                    Chairman & CEO
New York, NY 10022                                   (713) 888-0895
                                                         -or-
                                                     Ron Stabiner
                                                     The Wall Street Group, Inc.
                                                     (212) 888-4848

FOR IMMEDIATE RELEASE:

        DUNE ENERGY SIGNS JOINT VENTURE DRILLING PARTICIPATION AGREEMENT COVERING UP TO 19,004 ACRES IN PEARSALL FIELD, FRIO COUNTY, TEXAS

           Initial Spud Scheduled Within 30 Days With 24 Wells Planned

HOUSTON, Texas, Dec. 13, 2004 - Dune Energy, Inc. (OTC BB: DENG), an independent exploration, development and exploitation company, today announced the signing of a definitive Joint Venture Participation Agreement with Sien Energy Company, LLC, covering 2,309 acres, plus various agreements covering an additional 16,695 acres, in the Pearsall Field in Frio County, Texas.

The Agreement calls for Dune Energy, at its option on well-by-well basis, to drill up to 24 locations on the various leaseholds from the Austin Chalk. Subject to rig availability, an initial well will be drilled in the next 30 days. Dune could expend approximately $10 million over the life of the project, owing to its 27% participation. Net revenue interest (NRI) on the leases average 76.5%.

"We are pleased to participate in this significant project and we anticipate great success," stated Dr. Amiel David, President and Chief Operating Officer of Dune Energy. "It provides Dune yet another superior quality, high impact project to go along with our existing Welder Ranch property."

Alan Gaines, Dune's Chairman and Chief Executive Officer, said the signing of the Agreement represents the continuation of Dune's acquisition and expansion effort. "Management continues to review other prospective corporate opportunities, which may take the form of additional participation agreements, and/or acquisitions," he stated. "We remain committed to building long-term value for our stockholders."

Dune's initial drilling will commence with the re-entry and subsequent drilling of a pilot dual horizontal lateral into a well which has produced oil from the Austin Chalk. The laterals will be drilled to the southeast and northwest of the original borehole, on strike with prevailing fractures in the Chalk. Pending results of this well, several additional leases have sufficient acreage for a total of 24 locations.

The boom in horizontal drilling in the United States began in the Pearsall Field between 1988 and 1993. As a result of this activity, the Field has produced more than 100 million barrels of oil. The knowledge that drillers gained from the Pearsall Field was utilized in other fields on the trend, such as the well known Giddings Field.

About Dune Energy

Dune Energy, Inc. is a diversified independent energy company engaged in the leasing, acquisition, exploration and development of natural gas and crude oil properties. Presently, the Company's operations are concentrated in Texas. To find out more about Dune Energy, please visit the Company's website at www.duneenergy.com.


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SAFE HARBOR STATEMENT

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements. Forward-looking statements include, but are not limited to, statements concerning estimates of expected drilling and development wells and associated costs, statements relating to estimates of, and increases in, production, cash flows and values, statements relating to the continued advancement of Dune Energy, Inc.'s projects and other statements which are not historical facts. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions are forward-looking statements. Although Dune Energy, Inc. believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that the Company's projects will experience technological and mechanical problems, geological conditions in the reservoir may not result in commercial levels of oil and gas production, changes in product prices and other risks disclosed in Dune's Annual report on Form 10-K filed with the U.S. Securities and Exchange Commission.